Exhibit 99.B(h)(63)

AMENDED AND RESTATED SCHEDULE A

THIS AMENDED AND RESTATED SCHEDULE A dated as of December 29, 2013 is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between BNY Mellon Investment Servicing (US) Inc. and The RBB Fund, Inc.

List of Portfolios

Money Market Portfolio
Bogle Investment Management Small Cap Growth Fund
Robeco Boston Partners All-Cap Fund
Robeco Boston Partners Small Cap Value Fund II
Robeco Boston Partners Long/Short Equity Fund
Robeco WPG Small/Micro Cap Value Fund
Schneider Small Cap Value Fund
Schneider Value Fund
Free Market U.S. Equity Fund
Free Market International Equity Fund
Free Market Fixed Income Fund
Perimeter Small Cap Growth Fund
S1 Fund
Summit Global Investments U.S. Low Volatility Equity Fund
Robeco Boston Partners Long/Short Research Fund
Robeco Boston Partners Global Equity Fund
Robeco Boston Partners International Equity Fund
Robeco Boston Partners Global Long/Short Fund

BNY MELLON INVESTMENT SERVICING	THE RBB FUND, INC.
(US) INC.

By:	By:
Name:	Name:
Title:	Title: